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                                                                     EXHIBIT 4.9


                           ASSIGNMENT AND ACCEPTANCE


         THIS ASSIGNMENT AND ACCEPTANCE dated as of December 11, 2000 by and among BANK OF AMERICA, N.A. (the "Assignor"), FLEET CAPITAL CORPORATION (the "Assignee"), CMI INDUSTRIES, INC. (the "Borrower") and FLEET CAPITAL CORPORATION, as Agent.

         WHEREAS, the Assignor is a Lender under that certain Amended and Restated Loan and Security Agreement dated as of May 28, 1999, as amended from time to time (the "Loan Agreement"; terms used herein and not defined herein have their respective defined meanings as set forth in the Loan Agreement) by and among the Borrower, the Lenders named therein and the Agent;

         WHEREAS, the Assignor desires to assign to the Assignee all of the Loans made by the Assignor to the Borrower under the Loan Agreement, all of the Assignor's Facility Percentage Amount under the Loan Agreement, and all of the Assignor's other interests, rights and obligations under the Loan Agreement, all on the terms and conditions set forth herein; and

         WHEREAS, the Borrower consents to such assignment and the assumption by the Assignee of the Assignor's obligations with respect to the Assigned Facility Percentage Amount (as defined herein) on the terms and conditions; set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree as follows.

         1. Subject to the terms and conditions of this Agreement, the Assignor hereby irrevocably transfers and assigns to the Assignee, without recourse, (i) all of the Assignor's right, title and interest in and to an undivided 100% percent interest in all Loans made by the Assignor to the Borrower under the Loan Agreement (such Loans herein referred to as the "Assigned Loans"), (ii) all rights of the Assignor to receive all payments of principal and interest from the Borrower with respect to such Assigned Loans,
(iii) all rights of collection and enforcement the Assignor may have against the Borrower with respect to such Assigned Loans and (iv) all other interests, rights and obligations of the Assignor relating to the Assigned Loans under the Loan Agreement and the other Loan Documents.

         Further, but subject to the terms and conditions set forth herein, the Assignor hereby irrevocably transfers and assigns to the Assignee all of the Assignor's Facility Percentage Amount under the Loan Agreement (the "Assigned Facility Percentage Amount") including all voting rights of the Assignor associated with such amount of Assigned Facility Percentage Amount, all rights to receive all commitment and other fees with respect to such Assigned Facility Percentage Amount and other rights of the Assignor under the Loan Agreement and the other Loan Documents with respect to


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such Assigned Facility Percentage Amount, all as if the Assignee were an original Lender and signatory under the Loan Agreement having a Facility Percentage Amount equal to the Assigned Facility Percentage Amount. The Assignee, subject to the terms and conditions hereof, hereby assumes all obligations of the Assignor with respect to the Assigned Facility Percentage Amount as if the Assignee were an original Lender and signatory under the Loan Agreement having a Facility Percentage Amount equal to the Assigned Facility Percentage Amount, including, without limitation, the obligation of the Assignor to make Loans to the Borrower with respect to the Assigned Facility Percentage Amount and to indemnify the Agent as provided in the Loan Agreement. The Assignor shall have no further duties or obligations with respect to, and shall have no further interest in, the Assigned Loans or the Assigned Facility Percentage Amount or any other interests, rights or obligations assigned hereby. The assignment by the Assignor of the Assigned Loans and the other interests, rights and obligations assigned hereby to the Assigned hereunder is without recourse to the Assignor.

         2. The Assignor represents and warrants to the Assignee that the Assignor is the legal and beneficial owner of the Assigned Loans, the Notes relating thereto and the other interests being assigned hereby, free and clear of any adverse claim. The Assignee represents and warrants to the Assignor, the Agent, the other Lenders and the Borrower that the representations set forth in
Section 14.23 of the Loan Agreement are true with respect to the Assignee.

         3. The Assignor and the Assignee confirm and agree with each other and the other parties to the Loan Agreement as follows; (i) other than the representation and warranty set forth in the immediately preceding paragraph 2, the Assignor makes no other representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Agreement or any other instrument or document furnished pursuant thereto; (ii) the Assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Borrower or the performance or observance by the Borrower of any of its obligations under the Loan Agreement or any other instrument or document furnished pursuant thereto; (iii) the Assignee confirms that it has received a copy of the Loan Agreement, together with copies of the financial statements referred to in Section 6.1(m) thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (iv) the Assignee will, independently and without reliance upon the Agent, the Assignor or any other Lender, and based upon on such documents and information as the Assignee shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Agreement; (v) the Assignee confirms that it is an Eligible Assignee; (vi) the Assignee appoints and authorizes the Agent to take such action as agent on the Assignee's behalf and to exercise such powers under the Loan Agreement and the other Loan Documents as are delegated to the Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with the terms all of the obligations which by the terms of the Loan Agreement are required to be performed by it as a Lender.

         4. Not in limitation of the preceding paragraph 3, the Assignee acknowledges and agrees that the Assignor is making no representations or warranties with respect to, and the Assignee hereby releases and discharges the Assignor for any responsibility or liability for: (i) the present or future solvency or financial condition of the Borrower, (ii) the collectibility of the Assigned Loans, and (iii) the perfection, priority or validity of any lien, security interest or pledge with respect to any collateral at any time securing the Assigned Loans or the other obligations of the Borrower under the Loan Agreement or any other Loan Document.

         Further, the Assignee acknowledges that it has, independently and without reliance upon the Agent, or on any affiliate or subsidiary thereof, or any other Lender and based on the financial statements supplied by the Borrower and such other documents and information as the Assignee has deemed appropriate, made its own credit analysis and decision to become a Lender under the Loan Agreement. The Agent shall have no duty or responsibility, either initially or on a continuing basis, to provide the Assignee with any credit or other information with respect to the Borrower or to notify the undersigned of any Event of Default except as specifically provided in the Loan Agreement. The undersigned has not relied on the Agent as to any legal or factual matter in connection therewith or in connection with the transactions contemplated thereunder.
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         5.       Upon the effectiveness of this Agreement, the Assignee shall acquire the assigned Loans and other assigned interests from the Assignor for the payment agreed separately between them.

         6. The Borrower hereby agrees that the Assignee shall be a Lender under the Loan Agreement having a Facility Percentage Amount equal to the Assigned Facility Percentage Amount. The Borrower agrees that the Assignee shall have all of the rights and remedies of a Lender under the Loan Agreement as if the Assignee were an original Lender and signatory under the Loan Agreement including without limitation the right of a Lender to receive payments of principal and interest with respect to the Assigned Loans and to the Loans, if any, made by the Lenders after the date hereof and to receive the commitment and other fees payable to the Lenders as provided in the Loan Agreement. Further, the Assignee shall be entitled to the indemnification provisions from the Borrower in favor of the Lenders as provided in the Loan Agreement. Further, the Borrower agrees that, upon the execution and delivery of this Agreement, the Borrower shall owe the Assigned Loans to the Assignee as if the Assignee were the Lender originally making such Loans.

         7. This Agreement, and the assignment and assumption contemplated herein, shall not be effective until (a) this Agreement is signed by each of the Assignor, the Assignee, the Borrower and the Agent and (b) the payment to the Assignor of the amounts owing by the Assignee pursuant to paragraph 4 hereof. In any event, this Agreement shall not be effective before December 22, 2000.

         8. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         9. This Agreement may be executed in any number of counterparts each of which, when taken together, shall constitute one and the same agreement.
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         IN WITNESS WHEREOF, the parties hereto have duly executed this
Assignment and Acceptance as of the date and year first written above.

                                    THE ASSIGNOR:

                                    BANK OF AMERICA, N.A.



                                    By: /s/ David H. Dinkins
                                        ---------------------------------------
                                             Title: Principal
                                                    ---------------------------

                                    THE ASSIGNEE:

                                    FLEET CAPITAL CORPORATION



                                    By: /s/ Roland J. Robinson
                                        ---------------------------------------
                                             Title: SVP
                                                    ---------------------------

                                    THE BORROWER:

                                    CMI INDUSTRIES, INC.



                                    By: /s/ James A. Ovenden
                                        ---------------------------------------
                                             Title: CFO
                                                    ---------------------------

Accepted as of the date
first written above.

THE AGENT:

FLEET CAPITAL CORPORATION, as Agent



By: /s/ Roland J. Robinson
    -------------------------------
         Title: SVP
                -------------------